Exhibit 16.1

Accounting and Tax

Business Solutions

Financial Services

Technology Services

November 13, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the section “Change in and Disagreements with Accountants on Accounting and Financial Disclosure” included in the Registration Statement of Salary.com, Inc. on Form S-1 filed with the Securities and Exchange Commission on or about November 13, 2006, and have the following comments:

1.	We agree with the statements made in the first sentence of the first paragraph and the statements made in the second paragraph.

2.	We have no basis on which to agree or disagree with the statement made in the second and third sentences of the first paragraph.

Yours truly,

VITALE, CATURANO & COMPANY, LTD.

Certified Public Accountants                    An Independent Member of Baker Tilly International

80 City Square, Boston, Massachusetts 02129                 617 • 912 • 9000             FX 617 • 912 • 9001             www.vitale.com